EXHIBIT 10.1
                       ASSET AND STOCK PURCHASE AGREEMENT

         This Asset and Stock Purchase Agreement ("Agreement"), dated as of May 13, 2004 ("Effective Date") is entered into by and among PROPSTER, INC., a Virginia corporation being formed ("Propster"), party of the first part; IceWEB, INC. a Delaware corporation ("IceWEB"); party of the second part; DEVELEMENTS, INC., a Virginia corporation ("DevElements"), party of the third part; and those shareholders in DevElements who are to become shareholders in IceWEB and holders of IceWEB stock options, referred to as DEVELEMENTS SHAREHOLDERS (collectively or individually, as the content required, also sometimes known as the "Shareholders"), parties of the fourth part.

                                    RECITALS

         A. The Shareholders are all of the owners of the percentage of the issued and outstanding capital stock of DevElements necessary to consent to this Agreement.

         B. DevElements is the owner of certain assets which Propster wishes to acquire.

         C. Propster wishes to acquire 19% of the capital stock of DevElements in exchange for authorized but unissued shares of common stock, par value $.001 per share (the "Common Stock") of IceWEB as hereinafter provided.

         D. It is the intention of the parties hereto that: (i) Propster shall acquire 19% of the capital stock of DevElements owned by the Shareholders in exchange solely for the consideration set forth below (the "Exchange"); (ii) the Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended, and under the applicable securities laws of each jurisdiction where the Shareholders reside; and (iii) the Exchange is intended to qualify as a "tax-free" transaction within the meaning of Section 368 of the Internal Revenue Code of 1986.

         E. It is the intention of the parties hereto that Propster will acquire 19% of the capital stock of DevElements and Propster will purchase certain assets of DevElements. Propster and/or IceWEB, as applicable, will assume those liabilities of DevElements as set forth herein.

         NOW THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                   ARTICLE I ACQUISITION OF SHARES AND ASSETS
                       SECTION 1.0- ACQUISITION OF SHARES

         1.01 Acquisition of Shares. Propster, IceWEB and the Shareholders hereby agree that the Shareholders shall, on the Closing Date (as hereinafter defined), exchange 7,600 shares of the Common Stock of DevElements, which constitute 19% of the 40,000 issued and outstanding shares of capital stock of DevElements (hereafter referred to as the "DevElements Shares"), by transferring the DevElements Shares to Propster, a wholly owned subsidiary of IceWEB, and, in exchange therefor, IceWEB shall issue to the Shareholders 1,500,000 shares of IceWEB's Common Stock (the "IceWEB Shares") and 1 ,500,000 options with an exercise price of 85% of the closing price for IceWEB Common Stock on the date of Closing to acquire IceWEB Common Stock (the "IceWEB Options"). The IceWEB Shares and IceWEB Options are to be issued to the Shareholders (and any other individuals, if applicable) in the amounts set forth in Schedule 1.01.

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         Furthermore, IceWEB shall also issue an additional 500,000 options with an exercise I price of 85% of the closing price for IceWEB Common Stock on the date of grant of said I additional options, enabling the grantees to acquire IceWEB's Common Stock, with said I additional options being granted to the individuals listed and in accordance with the conditions and in the manner set forth in Schedule 1.01. These options shall be granted by IceWEB in the event that IceWEB, Propster, and/or DevElements (individually, in combination, or collectively) receive contracts, task orders, or any other work assignment, perform work there under, and/or invoice or bill at least $840,000.00 in revenue in the six (6) months following execution of this Agreement, that is derived from, through, or as result of, in whole or in part, the DevElements assets acquired through this Agreement or through the efforts of or work performed by any individual who is currently a DevElements Shareholder or employee. These option shares shall I be referred to as the "IceWEB Conditional Options" when necessary to expressly distinguish the grant date of such option shares from the 1,500,000 options to acquire IceWEB Common Stock that will be granted on the Closing Date. In all other occasions, the term "IceWEB Options" 1 shall refer to all options discussed in this Agreement (e.g., when discussing the terms under: which such options vest or can be executed in accordance with IceWEB's Incentive Stock Option Agreement).

         1.02 Delivery of DevElements Shares. IceWEB Shares. and IceWEB Options. On the Closing Date, the Shareholders will deliver to Propster the certificates representing the DevElements Shares, duly endorsed for transfer (or with executed stock powers), so as to make Propster the sole owner thereof. Simultaneously, IceWEB will instruct its transfer agent to deliver certificates representing the IceWEB Shares and IceWEB will enter into agreements granting IceWEB Options, excluding the IceWEB Conditional Options, to the Shareholders (and any other individual, if applicable, listed in Schedule 1.01). Terms of the IceWEB Options grants are set forth in Schedule 1.02.

         1.03 Investment Intent. The IceWEB Shares and the Common Stock of IceWEB which may be purchased upon exercise of the IceWEB Options ("Option Shares") have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be resold unless the IceWEB Shares and Option Shares are registered under the Act or an exemption from such registration is available. The Shareholders represent and warrant that they are acquiring the IceWEB Shares for their respective accounts for investment, and not with a view to the sale or distribution of the IceWEB Shares. Each certificate representing the IceWEB Shares will have a legend thereon incorporating language as follows:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the " Act") or any state securities laws. The shares have been acquired for investment and may not be sold or transferred in the absence of an effective Registration Statement for the shares under the Act unless in the opinion of counsel satisfactory to the Company, registration is not required under the Act or any applicable state securities laws."

         1.04 Registration Rights.

         a. Incidental Registration. In connection with any Public Offering of IceWEB securities, Shareholders shall have the right to require IceWEB to include all or (at Shareholder's election) any portion of the IceWEB Shares and Option Shares (provided the IceWEB Options have been exercised prior to the first filings with the Securities & Exchange Commission in connection with the Public Offering). Notwithstanding the foregoing, if the underwriters shall advise IceWEB in writing that, in their experience and professional opinion arrived at in good t faith based upon existing market conditions, inclusion of such number of IceWEB Shares and/or Option Shares (together with the shares of Common Stock requested for registration by any other I selling equity holders) will adversely affect the price or distribution of the securities to be offered

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in such Public Offering solely for the account of IceWEB, then Holder shall then have the right j to include only such number of IceWEB Shares and/or Option Shares that such advice by the underwriters indicates may be distributed without adversely affecting the distribution of the securities solely for IceWEB's account. As between Shareholders and any other holders of IceWEB Common Stock requesting to be included in such Public Offering, such availability for inclusion in the registration for such Public Offering shall be allocated pro rata based upon the ; total number of shares of IceWEB Common Stock owned or purchasable. In connection with any underwritten Public Offering, provided that all other holders of equity interests of IceWEB are subject to identical (or more restrictive) restrictions with respect to their equity interests, then Shareholders shall agree to refrain from selling or otherwise transferring
(other than to affiliates) any IceWEB Shares not included in such Public
Offering for a period of time (not to exceed 14 calendar days prior to and 180 calendar days after the effective date of the registration statement for such Public Offering) as may be appropriate under the circumstances and reasonably requested by IceWEB and the underwriters for such offering.

         b. Certain Additional Agreements in Connection with Registration. In connection with any Public Offering, IceWEB (i) shall furnish Shareholders such numbers of copies of registration statements and prospectuses (and amendments and supplements thereto) as Shareholder may reasonably request, and (ii) shall take all such other actions as are necessary or advisable to facilitate the registration and sale of such IceWEB Shares. In connection with any Public Offering as to which a Shareholder is requesting registration of IceWEB Shares, Shareholder (A) shall provide IceWEB with such information regarding itself, himself or herself as may be reasonably required by IceWEB, and (B) shall reasonably cooperate with IceWEB in the preparation of the registration statement. In connection with any offering of IceWEB Shares pursuant to the provisions of this Section, IceWEB and Shareholders shall provide each other with customary indemnifications that are no more favorable to IceWEB than those applicable to any other Persons participating in such Public Offering.

         c. Public Offering means any issuance or other sale of any Common Stock (or securities convertible into, or exchangeable for, Common Stock or rights to acquire common Stock or such securities) of IceWEB pursuant to a registration statement filed with the Commission under the Securities Act, other than a registration on Form S-8 (or any successor form) relating solely to employee benefits or stock plans; provided, however, that if a registration statement is filed at the request of holders of the Common Stock of IceWEB and no shares of Common Stock will be sold under such registration statement on the account of IceWEB, then such registration statement will only be considered a Public Offering if such offering will result in gross proceeds of at least $5,000,000 to the selling security holders.

          SECTION 1.1 -ACQUISITION OF ASSETS; ASSUMPTION OF LIABILITIES

         1.11 Acquisition of Assets. Propster and DevElements hereby agree that for and in consideration of Propster's assumption of the sum of US ONE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS (US $150,000.00) in DevElements's liability to Sun Trust Bank (as further described in Schedule 1.11) and a payment of US ONE HUNDRED THOUSAND AND NO/100 DOLLARS (us $100,000.00) (as further described in
Schedule 1.11), DevElements shall sell to Propster, and Propster shall purchase from DevElements, free of all liens and , encumbrances, the following DevElements assets ("Assets"):

                  a. Software and Documentation. All software and documentation developed, r under development, and used in what is referred to as the Propster suite of software products and the DEX suite of software products, plus all other software and documentation developed by or for DevElements at any time. Every software program developed or used by DevElements shall be described in
Schedule 1.11.a. and, if the program is designated by name, the name for the program shall be provided in Schedule 1.11.a.

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(the "Software Programs"). Without limiting the generality of the foregoing,
DevElements shall convey to Buyer the following:

                           (i) Code. All computer programming code. Code shall
include both Object Code and Source Code. "Object Code" is defined as the machine-readable form of the Code. "Source Code" is defined as the human-readable form of the Code, including all, comments and any procedural code such as job control language. All Code is currently resident on computer servers owned or controlled by DevElements. At Closing, DevElements will deliver CD-ROMs to Propster containing all source code. At or immediately after Closing, a mutually acceptable software expert must warrant that all computer programming code as set forth in Schedule 1.11.a. remains on the computer servers owned or controlled by DevElements.

                           (ii) Products and Derivative Products. All products
in Source Code and, if in existence, Object Code. Products may have taken the form of either an original product, derivative work, or a copy of the product, and may have been licensed to DevElements's customers as a basic Software Program, or a modification, addition, or replacement of or to the Product, whether in the form of a fix, new release, enhancement, upgrade, new product, or otherwise. A "Derivative Work" means a work that is based upon one or more preexisting works, such as a revision, modification, translation, abridgement, condensation, expansion, or any other form in which such preexisting works may be recast, transformed, or adapted, and which, if prepared without authorization of the owner of the copyright in such preexisting work, would constitute a copyright infringement. For purposes of this Agreement, a Derivative Work shall also include any compilation that incorporates such a preexisting work. All Products and Derivative Works developed and/or sold by DevElements, the rights to all of which are being assigned hereunder, are described and listed in
Schedule 1.11.a(ii) attached.

                           (iii) Documentation. All Documentation, including
written materials (and machine-readable text subject to display and printout) that directly relate to and/or describe particular Code. Documentation shall include Development Documentation and User Documentation. Development Documentation means Documentation used in conjunction with Source Code in the development process. User Documentation means Documentation in the form of instructions and manuals provided to end-user customers. All Documentation, the rights to all of which are being assigned hereunder, is described and listed in
Schedule 1.11.a(iii) attached.

                           (iv) Existing Licenses. All license agreements
between DevElements and its customers, which relate to Products or Derivative Products that have already been fully or partially delivered and installed ("Existing Licenses"). All Existing Licenses are described and listed m Schedule 1.11.a(iv) attached.

                           (v) Generic Code. All Generic Code. "Generic Code"
means the Code identified in Schedule 1.11.a(v) attached hereto, consisting of subroutines that are currently part of a Product or Derivative Work and used by DevElements or any of its Software developers in other products or for other purposes.

                           (vi) Third Party Software Licenses. All software
developed or licensed by third parties to DevElements as licensee, and used by DevElements in development of Software or otherwise used in DevElements's business. All Third Party Software Licenses, the rights to all of which are being assigned hereunder, are described and listed in Schedule 1.11.a(vi) attached.

                  b. Other Content. All content not included in the Software assets described in subparagraph a. above, whether said content is analog or digital voice, video, or data content stored on

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tape, disk, or any form of analog, digital, electronic, or other media. All
Other Content, the rights to all of which are being assigned hereunder, are described and listed in Schedule 1.11.b attached.

                  c. Customer Contracts. All contracts, agreements, licenses, and other commitments and arrangements, oral or written, with any person or entity (including for-profit businesses, non-profit organizations, and government entities) respecting the provision of professional computer services; ownership, license, acquisition, design, development, distribution, marketing, use, hosting or maintenance of computer program code, analog ,recordings, related technical or user documentation, and databases, arising out of the businesses in which DevElements has been engaged Also included are sales leads, teaming arrangements in process, hosting opportunities, and application service provider software provision opportunities. All Customer Contracts, the rights to all of which are being assigned hereunder, are described and listed in Schedule 1.11c. attached.

                  d. Other Assets. Cash, hardware, furniture, equipment, supplies, contractual benefits (including memberships and certifications with third party software licensors), contract rights with employees and other agents (including non-competition and non-disclosure covenants) and all other assets not specifically excluded also convey hereunder.

         1.11.1 Assets Excluded from Sale. Expressly excluded from the assets being sold by DevElements to Propster is a right reserved unto DevElements to license Propster software to its current landlord at 11600 Sunrise Valley Drive, Reston, Virginia. Included among the prospective licensees of Propster in connection with these reserved rights are the landlord, 11600 I Sunrise Limited Partnership, and the Bernstein management organization. DevElements will negotiate any such license of Propster so reserved with the advice of those employees and agents of lceWEB and/or its other subsidiaries and/or Propster. These licensing rights reserved unto DevElements are expressly intended to facilitate the negotiation by DevElements of any commercial lease amendment which is determined to be in the best interests of DevElements.

         1.12 Assumption of Liabilities. Propster and DevElements hereby agree that, in connection with the Assets being acquired by Propster from DevElements, DevElements shall t delegate to Propster those liabilities as set forth in
Schedule 1.12 only, and Propster agrees to accept and assume those liabilities. Such delegated and assumed liabilities shall include any current or future liabilities associated with the assets being acquired by or assigned to Propster pursuant to this Agreement and any current liabilities DevElements has with any supplier, provider of professional services, lessor (other than for DevElements current office lease), or any other debt or obligation DevElements currently owes to another party. Propster shall also assume any future liabilities incurred by DevElements so long as such liabilities are incurred in the ordinary course of business. The parties may enter into further agreements from time to time with respect to assumption of liabilities

         1.13 Profit Sharing on Propster Software Subsequent to the Closing Date, the individuals identified in Schedule 1.13 will share in the profits earned by IceWEB and/or Propster from the Propster software in the following manner:

                  (a) The individuals identified in Schedule 1.13 shall be paid, in the percentages set forth in the schedule, the total amount equal to fifty percent (50%) of the gross profit earned by IceWEB and/or Propster during the twelve (12) months after the Closing Date from the sale, licensing, and/or any third party or customer use of the Propster software asset (as defined herein) acquired from DevElements. The Propster software shall include any derivatives, modifications, improvements, or subsequent versions created or developed after Closing, any bundled products or software that includes, incorporates, or utilizes the Propster software, or any service provided in connection with such Propster software
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                  (b) The individuals identified in Schedule 1.13 shall be paid, in the percentages set forth in the schedule, the total amount of fifty percent (50%) of the gross proceeds paid to IceWEB and/or Propster by a third party as a result of or from any asset sales of the Propster software set forth in Section 1.13(a) that occurs within eighteen (18) months after the Closing Date.

                  (c) Any amounts due under this Propster profit sharing plan shall be paid to the individuals identified in Schedule 1.13 on a quarterly basis commencing with the quarter ending on June 30, 2004, from fully funded and closed sales in cash. Payment to these individuals shall be due within thirty
(30) calendar days of the end of the quarter.

                  (d) IceWEB and/or Propster shall provide an accounting of all gross profits received by IceWEB and/or Propster from the sale, licensing, and/or any other third party or customer use of the Propster software as set forth in Section 1.13(a) on a quarterly basis. Such accounting report shall be provided to the individuals identified in Schedule 1.13 at the same time as any payments owed under Section 1.13.

                  (e) This Profit Sharing agreement may be succeeded by a broader based program that includes other products and services sold by other IceWEB subsidiaries.

                                   ARTICLE II
                                     CLOSING

         2.01 Time and Place of Closing. The transactions contemplated by this Agreement shall be consummated on or before May 13, 2004, at the law offices of Ira S. Saul, PLC, 4126 (Leonard Drive, Fairfax Virginia 22030 (the "Closing Date"), or at such other place as agreed to by the parties. The time and place at which the transactions contemplated hereby are consummated is hereinafter referred to as the "Closing".

         2.02 Deliveries at Closing.  At the Closing:

                  (a) The Shareholders shall cause the DevElements Shares to be delivered to Propster, duly endorsed for transfer;

                  (b) IceWEB shall deliver to the Shareholders, or provide its transfer agent instructions to issue and deliver, the IceWEB Shares, with a copy of such instructions for each share recipient given to the DevElements Shareholders, and IceWEB shall deliver agreements to purchase IceWEB Options to the DevElements Shareholders and any other individuals receiving a grant of such IceWEB Options at closing;

                  (c) DevElements shall deliver or make available at its business offices the Assets to Propster as the parties may decide is appropriate;

                  (d) Propster shall enter into Employment Agreements with those persons listed in Schedule 2.02(e) in the form attached to Schedule 2.02(e);

                  (e) The parties to this Agreement anticipate that some of the documents and information referenced in this Agreement will not be prepared and/or provided to the other party as attachments, schedules, or exhibits to this Agreement at the time the Agreement is executed. The parties agree to and will work in good faith to prepare and provide the missing documents and information referenced in this Agreement, to be completed not later than ten
(10) business days after Closing. Included among the deliveries after Closing will be employment contracts between Propster as employer and the following persons as employees: Andrew Hill, Joseph Luby, Chris MacDonald, Bonnie Edenfield, and Eric Eggleston.

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                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                       OF DEVELEMENTS AND THE SHAREHOLDERS

         DevElements and the Shareholders, jointly and severally, hereby represent and warrant to IceWEB and Propster as follows:

         3.01 Legal Capacity of DevElements.

                  (a) DevElements has the legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

                  (b) The execution and delivery of this Agreement by DevElements, and the consummation by it of the transactions contemplated hereby, does not violate or conflict with (i) any material terms of any organizational document or any instrument, contractual restriction or commitment of any kind or character to which DevElements is a party or by which it is bound, or (ii) any requirement of law or any judgment, decree or order of any governmental or , regulatory authority to which DevElements is subject or by which DevElements or any of its respective assets or properties is bound.

                  (c) This Agreement has been duly and validly executed by DevElements, and constitutes a valid and binding obligation of DevElements enforceable against DevElements in accordance with its terms except to the extent that (i) such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) the availability of remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

         3.02 Organization and Authority of DevElements. DevElements is a corporation duly organized, validly existing and in good standing under the laws of the commonwealth of Virginia, and has all requisite corporate power and authority to carry on its business as presently conducted and to own or lease and to operate its properties. DevElements is qualified to transact business as a foreign corporation in each jurisdiction wherein the failure to so qualify would have a material adverse effect on the business, financial condition, results of operations, assets or properties of DevElements (a "DevElements Material Adverse Effect"). DevElements has no subsidiaries.

         3.03 Capitalization. The authorized capital stock of DevElements consists of 100,000 shares of DevElements Common Stock, of which 40,000 shares of Common Stock are issued and outstanding on the date hereof. A list of DevElements Shareholders with the amount of DevElements Common Stock held by each is attached as Schedule

         3.03. DevElements is not a party to or bound by any options, calls, voting agreements, contracts, or commitments of any character relating to any issued or unissued capital stock or any other equity security issued or to be issued by DevElements, except for an Amended and Restated Stock Restriction and Retirement Agreement that limits the ability of DevElements Shareholders to sell DevElements Common Stock to parties other than Shareholders or DevElements. The issued and outstanding DevElements Common Stock has been duly authorized and is validly issued, fully paid and non- assessable and not subject to the preemptive or anti-dilution rights of any person.

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         3.04 Consents and Approvals. This Agreement and the transactions contemplated hereby have been duly authorized by the Board of Directors and by the Shareholders. In the event the Board of Directors and Shareholders have not authorized and approved this Agreement and the transactions contemplated herein in written form by the Closing, such approvals will be forthcoming within two
(2) business days of Closing. In the interim, the execution of this Agreement by DevElements and the Shareholders constitutes approval by each as to the authorization and approval of this Agreement and the transactions contemplated herein by DevElements' Board of Directors and Shareholders and to authorize and approval such actions t without a formal meeting. No approval, order or consent of, filing or registration with or notice or payment to, any foreign, federal, state, county, local or other governmental or regulatory body, and no other approval or consent of, or filing with or notice or payment to, any other person is required by or with respect to DevElements in connection with the execution and delivery by: DevElements of this Agreement and the consummation and performance by it of the transactions contemplated hereby. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the performance by DevElements of this Agreement in accordance with its terms and conditions will not (a) conflict with or result in the breach or violation of any of the terms or conditions of, or give rise to any acceleration of Development's obligations or constitute (or with notice or lapse of time or both would constitute) a default under (i) the Articles of Incorporation or By-laws of DevElements, as the same have been amended and/or restated from time to time (ii) any instrument, contract or other material agreement by or to which DevElements is a party or by or to which DevElements's assets or properties are bound or subject; (iii) any statute, law or regulation of any jurisdiction or any order, writ, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, DevElements or the assets or properties of DevElements; or (iv) any license, franchise, approval, certificate, permit or authorization applicable to DevElements or any of Development's assets; or (b) result m the creation of any hen, charge or encumbrance of any nature, upon the DevElements Shares or assets or property of DevElements.

         3.05 Financial Statements. Books and Records. The following DevElements financial statements are attached hereto as Schedule 3.05: the unaudited balance sheet of DevElements as of May 13, 2004 (the "Balance Sheet"), and the related unaudited statement of operations for the period then ended, including an income statement (the "Financial Statements"). The Financial Statements are true and accurate and fairly represent the financial position of DevElements, to the best of DevElements' current good faith knowledge and belief, as of such date and the results of its operations for the period then ended, and have been prepared in accordance with generally accepted accounting principles consistently applied, except for the omission of footnotes or otherwise as indicated therein. Since the date of the Balance Sheet there has not been:

                  (a) any change which could reasonably be expected to have a DevElements Material Adverse Effect;

                  (b) any damage, destruction or loss which could reasonably be expected to have an DevElements Material Adverse Effect;

                  (c) any declaration, setting aside or payment of any distribution or with respect to any redemption or repurchase of DevElements's capital stock; or

                  (d) any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by DevElements of any properties or assets.

         3.06 Litigation. Except as disclosed in Schedule 3.06 hereto, there is no action, suit or f proceeding pending or threatened, or any investigation, at law or in equity, before any arbitrator, court or other governmental authority, pending or threatened, nor any judgment, decree, injunction, award or order

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outstanding, against or in any manner involving DevElements or any of
DevElements's properties or rights which (a) could reasonably be expected to have an f DevElements Material Adverse Effect, or (b) could reasonably be expected to prevent the consummation of any of the transactions contemplated by this Agreement.

         3.07 Taxes. DevElements has filed all tax returns that it was required to file, and has paid all taxes indicated on such returns for such periods which are due and payable as of the date hereof. All such tax returns were in all respects true, complete and correct and filed on a timely basis. None of the income tax returns filed by, on behalf of or with respect to DevElements is currently the Subject of an audit, and no notice of a planned audit has been received by DevElements. Attached to Schedule 3.07 are federal and state income tax returns for calendar years 2001, 2002, and 2003. DevElements is an S-corporation.

         3.08 Corporate Records. DevElements has granted IceWEB access to all the tax, accounting, corporate and financial books and records relating to the business of DevElements. Such books and records have been maintained on a current basis, are true and complete in all material respects, and fairly reflect the financial condition and results of operations of DevElements as of the dates thereof and the periods ended. The minute books of DevElements contain complete and accurate records of all meetings and other corporate actions of its Board of Directors and stockholders and have been made available to IceWEB for review.

         3.09 DevElements' Properties. Develements has good and marketable title to all its personal property, equipment, processes, patents copyrights, trademarks, franchises, licenses and other properties and assets (except for items leased or licensed to DevElements), including all property reflected in DevElements's Financial Statements (except for assets reflected therein which have been sold in the normal course of its business where the proceeds from such sale or other disposition have been properly accounted for in the financial statements of DevElements), in each case free and clear of all liens, claims and encumbrances of every kind and character, except as set for the in Schedule
3.09. DevElements has no ownership interest in any real property. The assets and properties owned, operated or leased by DevElements and used in its business are in good operating condition, reasonable wear and tear excepted, and suitable for the uses for which intended.

         3.1 0 Insurance. Schedule 3.10 contains an accurate and complete list and brief description of all performance bonds and policies of insurance, including fire and extended coverage, general liability , workers compensation, products liability, property , and other forms of insurance or indemnity the bonds held by DevElements. DevElements is not in default with respect to any provisions of any such policy or indemnity the Shareholders and has not failed to give any notice or present any claim hereunder in due and timely fashion. All policies of insurance and the bonds are: (1) in full force and effect; (2) are sufficient for compliance by DevElements with all requirements of law and of all agreements and instruments to which! DevElements is a party; (3) are valid, outstanding and enforceable; (4) provide adequate insurance coverage for the assets, business and operations of DevElements in amounts at least equal to customary coverage in DevElements's industry; (5) will remain in full force and effect through the Closing; and (6) will not be affected by, and will terminate or lapse by reason of, the transactions contemplated by this Agreement.

         3.11 Transactions with Certain Persons. Except as disclosed in Schedule 3.11, DevElements has no outstanding agreement, understanding, contract, lease, commitment, loan or other arrangement with any officer, director or shareholder of DevElements or any relative of any such person, or any corporation or other entity in which such person owns beneficial interest.

         3.12 Material Contracts. DevElements has no purchase, sale, commitment, or other contract, the breach or termination of which would have a DevElements Materially Adverse Effect on the financial condition of DevElements. A list of Material Contracts is attached to Schedule 3.12, Material Contracts.

         3 .13 Employment Matters. Schedule 3.13 contains a list of all officers, their contracts, base salaries, accrued vacation pay, sick pay, and severance pay. DevElements has not incurred any unfunded deficiency or liability within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA "), has not incurred any liability to the Pension Benefit Guaranty Corporation established under ERISA in connection with any employee benefit plan and has no outstanding obligations or liabilities under any employee benefit plan. DevElements has not been a party to a "prohibited transaction," which would subject DevElements to any tax or penalty. There is no collective bargaining agreement or negotiations therefor, labor grievance or arbitration proceeding against DevElements pending or threatened, and to the knowledge of DevElements, there are no union organizing activities currently pending or threatened against or involving DevElements.

         3.14 Authorizations. DevE1ements has no licenses, permits, approvals and other authorizations from any governmental agencies and any other entities that are necessary for the conduct of its business except as set forth in
Schedule 3.14, which contains a list of all licenses, permits approvals, and other authorizations, as well as a list of all copyrights, patents, trademarks, trade names, service marks, franchises, licenses and other permits, each of which is valid and in full force and effect.

         3.15 Compliance with Laws. DevE1ements is not in violation of any federal, state, local or other law, ordinance, rule or regulation applicable to its business, and has not received any actual or threatened complaint, citation or notice of violation or investigation from any governmental authority.

         3.16 Compliance with Environmental Laws. DevElements is in compliance with all applicable pollution control and environmental laws, rules and regulations. DevElements has no environmental licenses, permits and other authorizations relative to compliance with environmental laws, rules and regulations.

         3 .17 No Litigation. There are no actions, suits, claims, complaints or proceedings pending or threatened against DevElements, at law or in equity, or before or by any governmental department, commission, court, board, bureau, agency or instrumentality; and there are no facts which would provide a valid basis for any such action, suit or proceeding. There are no orders, judgments or decrees or any governmental authority outstanding, which I specifically apply to DevElements or any of its assets.

         3.18 Validity. All contracts, agreements, leases and licenses to which DevElements is a party or by which it or any of its properties or assets are bound or affected, are valid and in full force and effect; and no breach or default exists, or upon the giving of notice or lapse of time, or f both, would exist, on the part of DevElements or by any other party thereto.

         3.19 No Brokers. Neither DevElements nor the Shareholders is a party to any agreement pursuant to which DevElements, Propster, or IceWEB will become obligated to pay a commission to any person as a result of consummation of the transactions contemplated hereby.

         3.20 Information on the Shareholders. Except as set forth on Schedule 3.20, the Shareholders each represent that they are each an "accredited investor," as such term is defined in Regulation D promulgated by the Act, are experienced in investments and business matters, has made investments of a speculative nature and, with his or her representatives, have such knowledge and experience in financial, tax and other business matters as to enable them to utilize o the information made available by IceWEB to evaluate the merits and risks of and to make an informed investment decision with respect to this Agreement, which represents a speculative investment. The Shareholders are able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.

         3.21 Ownership of DevElements Shares and Authorization of Agreement. Each of the Shareholders represents that he is the sole owner of record and beneficially owns all of the shares of capital stock of DevElements attributed to him in Schedule 3.03, all of which shares are owned free and clear of all rights, claims, liens and encumbrances, and have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement. There are no outstanding subscriptions, rights, options, warrants or other agreements obligating either DevElements or the Shareholders to issue, sell or transfer any stock or other securities of DevElements. The Shareholders have the power to enter into this Agreement and to carry out the obligations hereunder. This Agreement has been duly executed by the Shareholders and constitutes the valid and binding obligation of the Shareholders and is enforceable against the Shareholders in accordance with its terms.

         3.22. No Untrue Statements. No representation or warranty made by DevElements or the Shareholders in this Agreement, or in any Schedule or Exhibit attached hereto, contains any untrue statement of a material fact or omits any material fact necessary in order to make the statements contained herein or therein not misleading. DevElements and the Shareholders have not knowingly failed to disclose to IceWEB and Propster any facts material to the condition (financial or otherwise), properties, business, operations or prospects of DevElements and the Shareholders.

         3.23. Current on Obligations. DevElements is current on all notes and accounts payable, except as set forth in the financial statement provided with this Agreement. The notes and accounts receivable reflected on the Financial Statements, and all notes and accounts receivable which have arisen since January 1, 2002, are valid receivables subject to no material setoffs or counterclaims and are collectible within 120 days after the date of the Closing at their recorded amounts, less any applicable recorded reserves

         3.24 No Undisclosed Liabilities. DevElements has not incurred any material liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise and whether due or to become due), including without limitation any tax liabilities, arising out of any transaction or state of facts existing prior to the date of the Closing, except as and to the extent reflected or reserved against in the Financial Statements.

         3.25 Compliance with Immigration Laws. DevElements is in full compliance with the Immigration Reform and Control Act of 1986, as amended, and other applicable immigration laws, to the knowledge of DevElements and the Shareholders, all employees who are not United States citizens (i) are set forth in Schedule 3.24, (ii) are authorized under United States immigration laws to hold United States employment, and (iii) are otherwise in compliance with United States immigration laws.

         3.26 Prior Registration Rights. DevElements is under no obligation, contractual or otherwise, to register under the Act, any of its presently outstanding securities or any securities that may subsequently be issued by DevElements.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF IceWEB

         IceWEB hereby represents and warrants to DevElements and the Shareholders as follows:

         4.01 Legal Capacity of IceWEB.

                  (a) IceWEB has the legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

                  (b) The execution and delivery of this Agreement by IceWEB, and the consummation of the transactions contemplated hereby, do not violate or conflict with (i) any material terms of any organizational document or any instrument, contractual restriction or commitment of any kind or character to which IceWEB a party or by which it is bound, or (ii) any requirement of law or any judgment, decree or order of any governmental or regulatory authority to which IceWEB is subject or by which IceWEB or any of its respective assets or properties is bound.

                  (c) This Agreement has been duly and validly executed by IceWEB, and constitutes a valid and binding obligation of IceWEB enforceable against IceWEB in accordance with its terms except to the extent that (i) such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) the availability of remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

         4.02 Organization and Authority of IceWEB. IceWEB is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite corporate power and authority to carry on its business as presently conducted and to own or lease and to operate its properties. IceWEB is qualified to transact business as a foreign corporation in each jurisdiction wherein the failure to so qualify would have a material adverse effect on the business, financial condition, results of operations, assets or properties of IceWEB (a "IceWEB Material Adverse Effect").

         4.03 Capitalization. The authorized capital stock of IceWEB consists of 100,000,000 shares of Common Stock, of which 38,190,000 shares are issued and outstanding on the date hereof and 1,000,000 shares of Preferred Stock, no shares of which are issued and outstanding. The IceWEB Shares have been duly authorized and, upon issuance as contemplated hereby, will be validly issued, fully paid and non-assessable and not Subject to the preemptive or anti-dilution rights of any person.

         4.04 Consents and Approvals. This Agreement and the transactions contemplated hereby have been duly authorized by the Board of Directors. No approval, order or consent of, filing or registration with or notice or payment to, any foreign, federal, state, county, local or other governmental or regulatory body, and no approval or consent of, or filing with or notice or payment to, any other person is required by or with respect to IceWEB in connection with the execution and delivery by IceWEB of this Agreement and its consummation and performance of the transactions contemplated hereby. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the performance by IceWEB of this Agreement in accordance with its terms and conditions will not (a) conflict with or result in the breach or violation of any of the terms or conditions of, or give rise to any acceleration of IceWEB's obligations or constitute (or with notice or lapse of time or both would constitute) a default under (i) the Certificate of Incorporation or By-Laws of IceWEB (ii) any material instrument, contract or other agreement by or to which IceWEB is a party or by or to which IceWEB's assets or properties are bound or Subject; (iii) any statute, law or regulation of any jurisdiction or any order, writ, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, IceWEB or the assets or properties of IceWEB; or (iv) any license, franchise, approval, certificate, permit or authorization applicable to IceWEB or any of the its assets; or (b) result in the creation of any lien, charge or encumbrance of any nature, upon the assets or property of IceWEB.

         4.05 Filings. The Common Stock of IceWEB is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). IceWEB has filed with the United States Securities and Exchange Commission ("SEC") all reports required to be filed by it under the Exchange Act (the "SEC Filings"), and IceWEB is current in its filing obligations under the Exchange Act. The cumulative SEC Filings are true, complete and accurate in all material respects.

         4.06 Litigation. There is no action, suit or proceeding pending or threatened, or any investigation, at law or in equity, before any arbitrator, court or other governmental authority, pending or threatened, nor any judgment, decree, injunction, award or order outstanding, against or in any manner involving IceWEB or IceWEB or any of their respective properties or rights which
(i) could reasonably be expected to have an IceWEB Material Adverse Effect, or
(ii) could reasonably be expected to prevent the consummation of any of the transactions contemplated by this Agreement.

         4.07 Taxes. IceWEB has filed all tax returns that it was required to file, and has paid all taxes indicated on such returns for such periods which are due and payable as of the date hereof. All such tax returns were in all respects true, complete and correct and filed on a timely basis. None of the income tax returns filed by, on behalf of or with respect to IceWEB is currently the Subject of an audit, and no notice of a planned audit has been received by or on behalf of IceWEB.

         4.08 Corporate Records. IceWEB has provided DevElements access to all the tax, accounting, corporate and financial books and records relating to IceWEB. Such books and records have been maintained on a current basis, are true and complete and fairly reflect the financial condition and results of operations of IceWEB as of the dates thereof and the periods ended.

         4.09 No Brokers. IceWEB is not a party to any agreement pursuant to which DevElements, the Shareholders, IceWEB, or Propster will become obligated to pay a commission to any person as a result of consummation of the transactions contemplated hereby and any action by IceWEB.

                                    ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF PROPSTER

         Propster hereby represents and warrants to DevElements and the Shareholders, as of the date of Propster's incorporation in the Commonwealth of Virginia, as the context requires, as follows:

         5.01 Legal Capacity of Propster.

                  (a) Propster is a Virginia corporation being formed. Propster's promoter, John Signorello, has the legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

                  (b) The execution and delivery of this Agreement by Propster, and the consummation of the transactions contemplated hereby, do not violate or conflict with (i) any material terms of any organizational document or any instrument, contractual restriction or commitment of any kind or character to which Propster a party or by which it is bound, or (ii) any requirement of law or any judgment, decree or order of any governmental or regulatory authority to which Propster is subject or by which Propster or any of its respective assets or properties is bound.

                  (c) This Agreement has been duly and validly executed by Propster, and constitutes a valid and binding obligation of Propster enforceable against Propster in accordance with its terms except to the extent that (i) such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) the availability of remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

         5.02 Organization and Authority of Propster. Propster is a corporation being formed.

         5.03 Capitalization. The authorized capital stock of Propster consists of 5,000 shares of Common Stock, of which 1,000 shares will be Issued and outstanding following formation of Propster.

         5.04 Consents and Approvals. This Agreement and the transactions contemplated hereby have been duly authorized by the Board of Directors. No approval, order or consent of, filing or registration with or notice or payment to, any foreign, federal, state, county, local or other governmental or regulatory body, and no approval or consent of, or filing with or notice or f payment to, any other person is required by or with respect to Propster in connection with the l execution and delivery by Propster of this Agreement and its consummation and performance of the transactions contemplated hereby. The execution and delivery of this Agreement, the f consummation of the transactions contemplated hereby, and the performance by Propster of this Agreement in accordance with its terms and conditions will not (a) conflict with or result in the breach or violation of any of the terms or conditions of, or give rise to any acceleration of Propster's obligations or constitute (or with notice or lapse of time or both would constitute) a default under (i) the Articles of Incorporation or By-Laws of Propster (ii) any material instrument, contract or other agreement by or to which Propster is a party or by or to which Propster's assets or properties are bound or Subject; (iii) any statute, law or regulation of any jurisdiction or any order, writ, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Propster or the assets or properties of Propster; or (iv) any license, franchise, approval, certificate, permit or authorization applicable to Propster or any of the its assets; or (b) result in the creation of any lien, charge or encumbrance of any nature, upon the assets or property of Propster.

         5.05 Litigation. There is no action, suit or proceeding pending or threatened, or any investigation, at law or in equity, before any arbitrator, court or other governmental authority, pending or threatened, nor any judgment, decree, injunction, award or order outstanding, against or in any manner involving Propster or Propster or any of their respective properties or rights which (i) could reasonably be expected to have an Propster Material Adverse Effect, or (ii) could reasonably be expected to prevent the consummation of any of the transactions contemplated by this Agreement.

         5.06 Litigation. Propster has filed all tax returns that it was required to file, and has paid all taxes indicated on such returns for such periods which are due and payable as of the date hereof. All such tax returns were in all respects true, complete and correct and filed on a timely basis. None of the income tax returns filed by, on behalf of or with respect to Propster is currently the Subject of an audit, and no notice of a planned audit has been received by or on behalf of Propster.

         5.07 No Brokers. Propster is not a party to any agreement pursuant to which DevElements, the Shareholders or Propster will become obligated to pay a commission to any t person as a result of consummation of the transactions contemplated hereby and any action by Propster.

                                   ARTICLE VI
                    COVENANTS OF THE DEVELEMENTS SHAREHOLDERS

         6.0 1 DevElements and the Shareholders covenant and agree that from the date hereof through and after Closing without the prior written consent of Propster or IceWEB:

                  (a) Ordinary Course of Business. DevElements will operate the business of DevElements only in the ordinary course and will use its best efforts to preserve DevElements' business, origination, goodwill and relationships with persons having business dealings with f them (subject to the orderly assignment of Assets hereunder).

                  (b) Maintain Properties. DevElements will maintain all of DevElements' properties in good working order, repair and condition (reasonable wear and use excepted) and cause DevElements to take all steps reasonably necessary to maintain in full force and effect its patents, trademarks, service marks, trade names, brand names, copyrights and other intangible assets.

                  (c) Compensation. DevElements will not (i) enter into or alter any employment agreements; (ii) grant any increase in compensation other than normal merit increases consistent with DevElements's general prevailing practices to any officer or employee; or (iii) enter into or alter any labor or collective bargaining agreement or any bonus or other employee fringe benefit.

                  (d) No Indebtedness. DevElements will not create, incur, assume guarantee or otherwise become liable with respect to any obligation for borrowed money, indebtedness, capitalized lease or similar obligation, except in the ordinary course of business consistent with past practices where the entire net proceeds thereof are deposited with and used by and in connection with the business of DevElements.

                  (e) No Disposition on Encumbrance. Except in the ordinary course of business consistent with past practice, DevElements will not (i) dispose of or encumber any of its properties and assets, (ii) discharge or satisfy any lien or encumbrance or pay any obligation or liability (fixed or contingent) except for previously scheduled repayment of debt, (iii) cancel or compromise any debt or claim, (iv) transfer or grant any rights under any concessions, leases, licenses, agreements, patents, inventions, proprietary technology or process, trademarks, service marks or copyrights, or with respect to any know-how, or (v) enter into or modify in any material respect or terminate any existing license, lease, or contract, except as may be contemplated in this Agreement.

                  (f) No Securities Issuances. Neither DevElements nor the Shareholders will issue any shares of any class of capital stock, or enter into any contract, option, warrant or right calling for the issuance of any such shares of capital stock, or create or issue any securities convertible into any securities of DevElements except for the transactions contemplated herein.

                  (g) Capital Commitments. DevElements will not make or commit to make any capital expenditure, capital addition or capital improvement.

                  (h) Notice of Change. DevElements will promptly advise IceWEB in writing of any DevElements Material Adverse Change, or the occurrence of any event which involves any IceWEBstantial possibility of a material adverse change, in the business, financial ~ condition, results of operations, assets, liabilities or prospects of DevElements.

                                   ARTICLE VII
                           CONDITIONS PRECEDENT TO THE
                   OBLIGATION OF IceWEB AND PROPSTER TO CLOSE

         The obligation of IceWEB and Propster to close the transactions contemplated hereby is subject to the fulfillment by DevElements and the Shareholders prior to Closing of each of the following conditions, which may be waived in whole or in part by IceWEB and Propster:

         7.01 Compliance with Representations. Warranties and Covenants. The representations and warranties and covenants of DevElements and the Shareholders contained in this Agreement shall have been true and correct when made.

         7.02 No Material Adverse Change. There shall have been no event which has had or may have material adverse effect upon the business, financial condition, results of operation, assets, liabilities or prospects of DevElements.

         7 .03 No Legal Proceedings. No suit, action or other legal or administrative proceeding before any court or other governmental agency shall be pending or threatened seeking to enjoin I the consummation of the transactions contemplated hereby.
         7 .04 Documents to be Delivered by DevElements. DevElements or the Shareholders shall have delivered the following documents to Propster:

                  (a) Stock certificates representing the DevElements Shares being transferred hereunder, duly endorsed or in blank or accompanied by duly executed stock powers.

                  (b) All corporate and other records of applicable to DevE1ements including, but not limited to, current and up to date minute books, stock transfer books and registers, books or accounts, leases and material contracts, as set forth in this Agreement.

         7 .05 Assets to be Delivered by DevElements. DevElements or the Shareholders shall have delivered the Assets to Propster (or such Assets will be available to Propster at DevElements' business office) and the Assets shall be as represented hereunder.

                                  ARTICLE VIII
                     CONDITIONS PRECEDENT TO THE OBLIGATIONS
                  OF DEVELEMENTS AND THE SHAREHOLDERS TO CLOSE

         The obligation of DevElements and the Shareholders to close the transactions is subject to the fulfillment prior to Closing of each of the following Conditions, any of Which may be waived, in whole or in part, by
DevElements:

         8.01 Compliance with Representations. Warranties and Covenants. The the representations and warranties made by IceWEB and Propster in this Agreement shall have been true and correct when made and shall be true and correct in all material respects at the Closing with the same force and effect as if made at the Closing, and IceWEB shall have performed all agreements, covenants and conditions required to be performed by IceWEB prior to the Closing.

         8.02 No Legal Proceedings. No suit, action or other legal or administrative proceedings before any court or other governmental agency shall be pending or threatened seeking to enjoin the consummation of the Transactions contemplated hereby.

         8.03 Issuance of IceWEB Shares. IceWEB shall issue the IceWEB Shares and deliver the certificates representing such shares to the Shareholders and other individuals (if applicable) identified in Schedule 1.01

         8.04 Deliveries. IceWEB shall grant the IceWEB Options and enter into the agreements for the IceWEB Options as set forth in Sections 1.01 and 1.02 and shall enter into the employment agreements as contemplated by section 2.02.

                                   ARTICLE IX
                 MODIFICATION, WAIVERS, TERMINATION AND EXPENSES

         9.01 Modifications. IceWEB, Propster, DevElements and the Shareholders may amend, modify or supplement this Agreement in any manner as they may mutually agree in writing.

         9.02 Waivers. IceWEB and DevElements and the Shareholders may, in writing, extend the time for or waive compliance by the other with any of the covenants or conditions of I the other contained herein.

         9.03 Termination before Closing. This Agreement may be terminated before the Closing:

                  (a) By the mutual consent of IceWEB, Propster, DevElements and the Shareholders;

                  (b) By IceWEB and Propster, if the representations and warranties of DevElements and the Shareholders set forth herein shall not be accurate, or conditions precedent I set forth herein shall not have been satisfied in all material respects;

                  (c) By DevElements and the Shareholders, if the representations and warranties of IceWEB set forth herein shall not be accurate, or conditions precedent set forth herein shall not have been satisfied in all material respects; and

                  (d) In the event of any such termination, each party shall bear their own expenses.

         9.04 Termination after Closing. This Agreement may be terminated after the Closing:

                  (a) By the mutual consent of IceWEB, Propster, DevElements and the Shareholders;

                  (b) In the event of any such termination, each party shall bear their own expenses.

                                    ARTICLE X
                                 INDEMNIFICATION

         10.01 Indemnification by Shareholders. The Shareholders hereby indemnify and hold IceWEB harmless from and against any and all damages, losses, liabilities, obligations, costs or expenses incurred by IceWEB and arising out of the breach of any representation or warranty to the extent such breach results in a material adverse effect to the business and operation of IceWEB taken as a whole or covenant of DevElements or the Shareholders hereunder, or failure to perform any covenant or obligation required to be performed by them hereunder.

         10.02 Indemnification by IceWEB. IceWEB hereby indemnifies and holds DevElements and the Shareholders harmless from and against any and all damages, losses, I liabilities, obligations, costs or expenses incurred by DevElements and arising out of the breach I of any representation or warranty of IceWEB hereunder, or IceWEB's failure to perform any f covenant or obligation required to be performed by either of them hereunder.

         10.03 Time for Assertion. No party to this Agreement shall have any liability (for indemnification or otherwise) with respect to any representation, warranty or covenant or I obligation to be performed and complied hereunder, unless notice of any such liability is provided on or before 12 months from the date hereof.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

         11.01 Waiver. Any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         11.02 Notices. All communications provided for herein shall be in writing and shall f be deemed to be given or made (a) when delivered personally, including by courier service, (b) three business days following deposit in the United Sates mail, certified mail, return receipt requested, or (c) when transmitted by facsimile provided that electronic confirmation of receipt is retained by the party transmitting such facsimile. The addresses to which notices are to be provided are as follows:

If to IceWEB:              IceWEB, INC.
                           620 Herndon Parkway, Suite 360
                           Herndon, Virginia 20170
                           Attention: John R. Signorello, CEO
                           Facsimile: (703) 964-0160

If to DevElements:         DevElements, Inc.
                           11600 Sunrise Valley Drive
                           Suite 320
                           Reston, VA 20191
                           Attention: Andrew Hill, President
                           Facsimile: (703) 860- 4007

If to the Shareholders:    To the respective shareholder addresses

Any party may change the address to which notice is to be provided to it by written notice to the other party hereto delivered pursuant to this Section.

         11.03 Governing Law: Venue. This Agreement and the rights and duties of the parties hereto shall be construed and determined in accordance with the laws of the Commonwealth of Virginia, without regard to the choice of laws provisions thereof. In the event of litigation related to this Agreement the parties stipulate that the General District Court or Circuit Court of Fairfax County, Virginia is good, proper and convenient venue.

         11.04 Successors and Assigns. This Agreement shall be binding upon the parties and their successors and assigns and shall inure to the benefit of the other parties and successors and assigns.

         11.05 Counterparts. This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one instrument.

         11.06 Entire Agreement: Modifications. This Agreement constitutes the entire understanding of the parties with respect to transactions contemplated hereby and all prior understandings with respect thereto, whether written or oral, shall be of no force and effect. This Agreement may only be modified by a writing executed with equal dignity as this Agreement.

         11.07 Partial Invalidity. If any term of this Agreement shall be held to be invalid or unenforceable, such term shall be deemed to be severable and the validity of the other terms of this Agreement shall in no way be affected thereby.

         11.08 Headings. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

         11.09. Promoter Liability .Propster is executing this Agreement by John Signorello, Propster's promoter. Following the formation of Propster as a Virginia corporation, all promoter liability of John Signorello shall be extinguished. Thereafter, Propster shall be considered the party to this Agreement and John Signorello shall be released of all promoter liability.

         11.10. Counsel Fees. In the event litigation arises relating to this Agreement the parties agree that the prevailing party(ies) may recover reasonable counsel fees, expenses and costs from the non-prevailing party(ies).

         11.11. Interpretation. This Agreement shall be construed as having been drafted by all parties, and will not be construed in favor or against any party.

         11.12 Survival. All indemnification provisions, representations and warranties shall survive Closing.

         11.13. Force Maieure. Performance under this Agreement shall be excused in the event of war, act of God, strike, terrorism, or other force majeure.

         IN WITNESS WHEREOF, the undersigned have executed this Asset and Stock Purchase Agreement, effective as of the 13th day of May 2004.

                                        PROPSTER:

                                        PROPSTER, INC.,
                                        a Virginia corporation being formed


                                        By: ______________________________
                                        John R. Signorello, Promoter


                                        ICEWEB:

                                        ICEWEB, INC.,
                                        a Delaware corporation


                                        By: ______________________________
                                        John R. Signorello, Chairman and CEO

                                        DEVELEMENTS:

                                        DEVELEMENTS, INC.,
                                        a Virginia corporation


                                        By: ______________________________
                                        Andrew Hill, President

ATTEST:

By: ______________________________
         , Corporate Secretary

(SEAL)
                                        SHAREHOLDERS:

                                        DEVELEMENTS SHAREHOLDERS:


                                        __________________________________
                                        Andrew Hill


                                        __________________________________
                                        Joseph Luby


                                        __________________________________
                                        Christopher MacDonald


                                        __________________________________
                                        Bonnie Edenfield


                                        __________________________________
                                        Eric Eggleston


                                        __________________________________
                                        Steve McPherson


                                        __________________________________
                                        Peter Wood


                                        __________________________________
                                        Shadi McPherson

                                LIST OF SCHEDULES

         Schedule 1.01 - Distribution chart for "IceWEB Shares" and "IceWEB
                         Options" pursuant to Section 1.01

         Schedule 1.02 - IceWEB, Inc.'s Incentive Stock Option Agreement

         Schedule l.11 - Assumption of Liability to SunTrust Bank

         Schedule 1.11.a - Propster Software & DEX Software

         Exhibit 1 to Schedule 1.11.a - Cassidy and Pinkard Contract

         Schedule 1.11.a(ii) - Products and Derivative Products

         Schedule 1.11.a(iii) - Documentation

         Schedule 1.11.a(vi) - Third Party Software Licenses

         Exhibit 2 to Schedule 1.11.a(vi) - Cassidy and Pinkard Contract (see
                                            Exhibit 1 to Schedule 1.II.a

         Schedule 1.13 - Distribution Schedule for Propster Quarterly Gross
                         Profit Distributions

         Schedule 2.02 - Schedule of Cash Distributions

         Schedule 2.02e - Employment Agreement Between IceWEB, Inc. and
                          Andrew Hill

         Schedule 3.03 - DevElements's Outstanding Shares at Closing

         Schedule 3.10 - DevElements's Insurance and Policy Information

         Schedule 3.13 - List of DevElements's Officers and Relevant Salary and
                         Pay Information

         Schedule 3.14 - Business Licenses

         Schedule 3.20 - Stockholders Who Are Not "Accredited Investors"

                                               SCHEDULE 1.01

            Distribution chart for "IceWEB Shares" and "IceWEB Options" pursuant to Section 1.01
                      # of        # of       # of ICEWEB
                     ICEWEB      ICEWEB      CONDITIONAL       Social                             # of DevE
 Stockholder Name    SHARES      OPTIONS       OPTIONS       Security #         Address          Shares Held
 ----------------    -------     -------     -----------    -----------     ----------------     -----------
 Andrew Hill         804,500     278,000        20,187                                              24200



 Joseph Luby         150,000     200,000        69,982                                               4000



 Chris MacDonald     137,500     200,000        21,159                                               4000



 Bonnie Edenfield    112,500     162,500        55,465                                               3000



 Eric Eggleston      112,500     152,500        69,982                                               3000



 Steve McPherson      24,000      69,000        51,356                                                600



 Kit Wood             24,000      69,000        21,533                                                600




                                                     22

 Scot Haberman             0      35,000        25,700                                                  0



 Michael Graham            0      35,000         9,911                                                  0



 Darryl Draper             0      35,000        13,458                                                  0



 Steven Hackley            0      45,000        21,129                                                  0



 Carl Kullback             0      35,000        25,945                                                  0



 Remel Pugh                0      35,000        21,533                                                  0



 Brian Ramey               0      40,000        13,445                                                  0



 Jamie Stroud              0      40,000        24,225                                                  0



                                                     23

 Shadi McPherson      20,000      69,000        34,991                                                600



 Sohaila                 500                                                                            0
 Rezazadeh


 Shabnam                 500                                                                            0
 Rezazadeh


 Shirin Davis            500                                                                            0



 Suzanne Duvall          500                                                                            0



 Shayda Hope           2,000                                                                            0
 Davis


 Lenore Albright      20,000                                                                            0



 Wendy Petras         10,000                                                                            0



 W. Frank Slye        41,000                                                                            0



 Alexa Slye            5,000                                                                            0



 Scott Ford           10,000                                                                            0



 James P.             20,000                                                                            0
 MacDonald


 Kevin Jasper          5,000                                                                            0



                                                     24

                                  SCHEDULE 1.02

                 IceWEB, Inc.'s Incentive Stock Option Agreement

                                  SCHEDULE 1.11

                    Assumption of Liability to SunTrust Bank

Propster agrees to assume DevElements's liability to SunTrust Bank on a Line of Credit by issuing a promissory note to DevElements in the principal amount of $150,000.00. A copy of the note is attached as Exhibit 1 to Schedule 1.11. A copy of the Personal Guarantee of the SunTrust note is attached as Exhibit 2 to
Schedule 1.11. DevElements represents that all interest payments due under this promissory note are current, that SunTrust has not declared DevElements in default, that no actions have been commenced or threatened to foreclose on any collateral security held by SunTrust Bank. The security agreement between SunTrust Bank as secured party and DevElements as debtor is attached as Exhibit 3 to Schedule 1.11. The UCC-1 financing statement(s) perfecting the security interest of SunTrust Bank in the collateral is attached as Exhibit 4 to Schedule
1.11. DevElements represents and certifies that the UCC-1 lien in favor of SunTrust Bank is the sole lien on the Assets. Propster may continue to make the interest payments on this note and pay the note when due; Propster may cause this note to be renewed from time to time as SunTrust permits; or Propster may prepay the SunTrust note. If SunTrust requires it, IceWEB agrees to guarantee the note either as an endorser or as an accommodation maker. If Propster does not payoff DevElements's Line of Credit liability to SunTrust Bank in its entirety within thirty (30) calendar days of the Closing Date, IceWEB and/or Propster will take whatever action is necessary with SunTrust Bank to remove Andrew Hill as a personal guarantor of the Line of Credit with SunTrust Bank.

                                 Schedule 1.11.a

                                Propster Software

         Subject only to the license rights vested in Cassidy and Pinkard, DevElements owns all right, title, and interest in Propster. Propster is developed in the following programming languages, platforms, and utilizing the following tools:

____________________________________________________________

____________________________________________________________

____________________________________________________________


         Propster was developed by the following persons: (list names and addresses and contributions of each person below including time frames within which the development occurred)

____________________________________________________________

____________________________________________________________

____________________________________________________________


         Executed employment agreements pursuant to which the developers of Propster acknowledge all work is work for hire and agree to assign any right, title, and interest they may have are attached as Exhibits 1 through ______ to this Schedule 1.11 a.

____________________________________________________________

____________________________________________________________

____________________________________________________________

                                 Schedule l.ll.a

                                  DEX Software

         Subject only to the license rights vested in Cassidy and Pinkard, DevElements owns all right, title, and interest in DEX. DEX is developed in the following programming languages, platforms, and utilizing the following tools:

____________________________________________________________

____________________________________________________________

____________________________________________________________


         DEX was developed by the following persons: (list names and addresses and contributions of each person below including time frames within which the development occurred)

____________________________________________________________

____________________________________________________________

____________________________________________________________


         Executed employment agreements pursuant to which the developers of DEX acknowledge all work is work for hire and agree to assign any right, title, and interest they may have are attached as Exhibits ____ through _________ to this
Schedule 1.11a

____________________________________________________________

____________________________________________________________

____________________________________________________________

                          EXHIBIT 1 to Schedule 1.11.a

                         (Cassidy and Pinkard Contract)

                               Schedule 1.11.a(ii)

                        Products and Derivative Products

List all products and derivative products and attach CD-ROMs containing all source code, object code, and documentation relating to products and derivative products. In the alternative, reference to filing and storage locations with keys for access to these locations can be provided.

                              Schedule 1.11.a(iii)

                                  Documentation

         List all documentation and attach CD-ROMs containing all documentation relating to products and derivative products. In the alternative, reference to filing and storage locations with keys for access to these locations can be provided.

                               Schedule 1.11.a(vi)

                          Third Party Software Licenses

         Cassidy and Pinkard holds certain rights to Propster software as set forth in the contract attached as Exhibit 1 to Schedule 1.11.a(vi).

         DevElements is currently negotiating an amendment to this contract. The proposed amendment is attached as Exhibit 2 to Schedule 1.11.a(vi). DevElements represents and warrants that it believes that Cassidy and Pinkard will agree to continuation of its status as licensee under a perpetual, nonexclusive license to Propster and in exchange therefor, will agree to releasing DevElements from the prior obligation to secure Cassidy and Pinkard's prior approval before a third party license of Propster would be permitted. In exchange for the prior required permission for third party licenses DevElements agrees to an exclusion from selling Propster licenses for a period of one year to the following four Washington, DC area real estate brokers:

         This prohibition against licensing Propster will be limited only to the Washington, DC I Metropolitan area offices of said four brokers.

                        EXHIBIT 2 to Schedule l.ll.a(vi)

                    (Cassidy and Pinkard Contract -see above)

                                  SCHEDULE 1.13

     Distribution Schedule for Propster Quarterly Gross Profit Distributions


         Employee Name            % of Quarterly Gross Profit Amount for
         ------------------       --------------------------------------

         Graham, Michael                           2%
         Ramey, Brian                              3%
         Draper, Darryl                            3%
         Hill, Andrew                              4%
         Hackley, Stephen                          4%
         MacDonald, Chris                          4%
         Wood, Kit                                 4%
         Pugh, Remel                               4%
         Stroud, Jamie                             5%
         Haberman, Scot                            5%
         Kullback, Carl                            5%
         McPherson, Shadi                          7%
         McPherson, Steve                         10%
         Edenfield, Bonnie                        11%
         Luby, Joe                                14%

                                  SCHEDULE 2.02

                         SCHEDULE OF CASH DISTRIBUTIONS

Total cash distributions at closing from IceWEB, Inc.
and/or Propster, Inc.:                                               $250,000.00

To be distributed according to the following schedule:

SunTrust Bank Line of Credit Debt to DevElements
(either as Promissory Note to DevElements or payment
in full of Line of Credit debt to SunTrust Bank)                     $150,000.00

Payment of Internal Debt Owed to DevElements's
Shareholders ( e.g., back pay due to employees, loans
from DevElements's Shareholders)                                     $ 42,767.09

Remaining Distribution to- Shareholders                               $57,232.91

The total distribution from IceWEB, Inc. and/or Propster, Inc. to DevElements's I Shareholders and repayment of internal debt is as follows:

         Andrew Hill                $42,875.91
         Joseph Luby                $10,723.29
         Chris MacDonald            $ 8,998.71
         Bonnie Edenfield           $18,267.47
         Eric Eggleston             $ 9,709.14
         Steven McPherson           $ 4,833.49
         Peter Wood                 $   858.49
         Shadi McPherson            $ 3,733.49

The payment listed above to each DevElements' Shareholder constitutes full and total repayment of all liabilities and monetary obligations owed by DevElements to each listed Shareholder.

These amounts are to be paid by IceWEB, Inc. and/or Propster, Inc. to each DevElements's Shareholder within six (6) months of the Closing Date.

                                 SCHEDULE 2.02e

         Employment agreement between IceWEB, Inc. and/or Propster, Inc. and the following individuals: Andrew Hill, Joseph Luby, Chris MacDonald, Bonnie Edenfield, and Eric Eggleston.

         These employment agreements will be prepared and executed by the parties at a later date and added to this Agreement. The parties will negotiate in good faith to execute such an employment agreement. At a minimum, the Employment Agreement will include a term stating that in the event that the individual employee in question is terminated from employment with IceWEB, Inc., or any of its subsidiary or affiliated companies, for a reason other than for substantial cause any IceWEB Option Shares granted to the employee prior to the termination date that have not yet vested, shall automatically vest as of the termination date and will otherwise be available for exercise in accordance with the applicable IceWEB Incentive Stock Option Agreement executed by the employee.

                                  SCHEDULE 3.03

Total outstanding DevElements stock at Closing:               40,000 shares

DevElements Stock Ownership prior to 5/13/2004:


Stockholder Name           # of Shares Held           % of Ownership

Andrew Hill                      24,200                     60.50%
Joseph Luby                       4,000                     10.00%
Chris MacDonald                   4,000                     10.00%
Bonnie Edenfield                  3,000                      7.50%
Eric Eggleston                    3,000                      7.50%
Steven McPherson                    600                      1.50%
Kit Wood                            600                      1.50%
Shadi McPherson                     600                      1.50%

                                  SCHEDULE 3.10

                 DevElements's Insurance and Policy Information



Hartford Life, ADID, Short Term & Long Term Disability Insurance Policy #706087

CHUBB Insurance Property, Liability & Crime Policy #3577-99-04

CHUBB Insurance Worker's Compensation Policy #7170-65-95 CHUBB Insurance Automobile Policy #7351-09-89

CHUBB Insurance Umbrella Policy #7981-88-38

                                  SCHEDULE 3.13

     List of DevElements's Officers and Relevant Salary and Pay Information


Chairman, Treasurer                    Andrew Hill
Base Salary                            $120,000.00
Accrued Vacation Pay                   $2,500.00
Sick Pay                               n/a
Severance Pay                          n/a

Vice President                         Joseph Luby
Base Salary                            $104,000
Accrued Vacation Pay                   $2,167.00
Sick Pay                               n/a
Severance Pay                          n/a

Secretary                              Chris MacDonald
Base Salary                            $70,750.00
Accrued Vacation Pay                   $1,474.00
Sick Pay                               n/a
Severance Pay                          n/a


Under the terms of Section 7 .1.2, Annual Leave, of DevElements ' Employee Handbook, dated January 2004, the maximum total accrued vacation liability for DevElements is 40 hours.

Under the terms of Section 7.1.3, Annual Leave, of DevElements' Employee Handbook, dated January 2004; DevElements' sick leave is included in annual leave. Further, DevElements does not offer severance pay.

                                  SCHEDULE 3.14

                                Business Licenses

2004 Fairfax County Business Professional License #000-27-8499

2004 City of Portland Business License #665286

                                  SCHEDULE 3.20

          Stockholders who are not "Accredited Investors" as defined in Regulation D of the Securities Act of 1933


Andrew Hill
Joseph Luby
Chris MacDonald
Bonnie Edenfield
Eric Eggleston
Steven McPherson
Peter Wood
Shadi McPherson

         This Letter of Understanding, dated as of May 13,2004 ("Effective Date") is entered into by and among PROPSTER, INC., a Virginia corporation being formed ("Propster"), party of the first part; IceWEB, INC. a Delaware corporation ("IceWEB"); party of the second part; DEVELEMENTS, INC., a Virginia corporation ("DevElements"), party of the third part.

With respect to DevElements' liability under its present lease for its office space at 11600 Sunrise Valley Drive, Suite 320, Reston, Virginia, DevElements, IceWEB, and Propster agree that the parties will jointly and/or collectively work in good faith together in negotiations with DevElements' current landlord, 11600 Sunrise Limited Partnership, and/or the Bernstein management organization to terminate, modify, resolve liability there under, assign, or any other action in connection with the lease for DevElements current office space.

IN WITNESS WHEREOF, the undersigned have executed this Letter of Understanding, effective as of the 13th day of May, 2004.


                                       PROPSTER:

                                       PROPSTER, INC.,
                                       a Virginia corporation being formed


                                       By: ______________________________
                                       John R. Signorello, Promoter


                                       ICEWEB:

                                       ICEWEB, INC.,
                                       a Delaware corporation


                                       By: ______________________________
                                       John R. Signorello, Chairman and CEO


                                       DEVELEMENTS:

                                       DEVELEMENTS, INC.,
                                       a Virginia corporation


                                       By: ______________________________
                                       Andrew Hill, President